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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            FORM 8-K CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 6, 2000
               Date of Report (Date of earliest event reported)

                      Commission File Number   333-61293

                           SPLITROCK SERVICES, INC.
            (Exact name of Registrant as specified in its charter)

           Delaware                               76-0529757
 (State or other jurisdiction of                (IRS Employer
 incorporation or organization)              Identification Number)


                             9012 New Trails Drive
                          The Woodlands, Texas 77381
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: (281) 465-1200
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Item 5. Other Events

     On January 6, 2000, Splitrock Services, Inc., a Delaware corporation ("Splitrock"), and McLeodUSA, Incorporated, a Delaware corporation ("McLeod"), entered into a definitive agreement and plan of merger (the "Merger Agreement"), pursuant to which McLeod, through its newly-formed, wholly-owned subsidiary Southside Acquisition Corporation ("Southside"), will acquire 100% of the voting securities of Splitrock. In the transaction, each share of Splitrock Common Stock will be exchanged for .5347 of a share of McLeod Class A Common Stock (the "Exchange Ratio"). The Merger Agreement provides that Southside will merge with and into Splitrock (the "Merger") so that Splitrock is the surviving corporation and is wholly-owned by McLeod. The transaction is intended to be tax-free to the shareholders of Splitrock.

     McLeod has agreed to register under the Securities Act of 1933 the shares of its Class A common stock to be issued in the Merger. McLeod also will assume approximately $261 million in Splitrock debt. Under the terms of the Merger Agreement, each outstanding option to purchase Splitrock common stock issued under Splitrock's stock option plans will become or be replaced by an option to purchase a number of shares of McLeod's Class A common stock equal to the number of shares of Splitrock common stock that could have been purchased under the Splitrock stock option multiplied by the Exchange Ratio. In addition, each outstanding warrant to purchase shares of Splitrock common stock issued pursuant to the Warrant Agreement dated June 24, 1998 between Splitrock and Bank of Montreal Trust Company, as warrant agent, will be replaced by a warrant to purchase a number of shares of McLeod's Class A common stock equal to the number of shares of Splitrock common stock that could have been purchased under the Splitrock warrant multiplied by the Exchange Ratio.


     In connection with the execution of the Merger Agreement, Kwok L. Li, Chairman of the Board of Splitrock's Board of Directors, William R. Wilson, Splitrock's President and Chief Executive Officer and Linsang Partners, LLC, a limited liability company controlled by Mr. Li (collectively, the "Principal Stockholders"), Claudia Wilson, as trustee for the William R. Wilson Grantor Retained Annuity Trust, and Felice Li entered into Stock Option Agreements, dated as of January 6, 2000 (the "Stock Option Agreements") pursuant to which and subject to the terms and conditions set forth therein, the Splitrock parties granted to McLeod an option to purchase the outstanding voting shares of Splitrock held by them in the event that the merger contemplated in the Merger Agreement is not consummated. The Principal Stockholders also agreed to execute Stockholder Agreements with McLeod pursuant to which, among other things, they will agree to certain restrictions on their ability to transfer certain of the shares of McLeod's Class A common stock that they will receive in the Merger. Additionally, certain executive officers and directors of Splitrock have entered into Voting Agreements, dated as of January 6, 2000 (the "Splitrock Voting Agreements"), pursuant to which those Splitrock stockholders have agreed to vote all of their Splitrock shares in favor of the Merger Agreement. Certain stockholders of McLeod, including certain executive officers and directors of McLeod (the "McLeod Stockholders"), have also entered into a Voting Agreement, dated as of January 6, 2000 (the "McLeod Voting Agreement") pursuant to which the McLeod Stockholders have agreed to vote all of their outstanding shares of McLeod in favor of (i) the approval and adoption of an
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amendment to McLeod's Certificate of Incorporation to increase the number of shares of authorized McLeod Common Stock and (ii) the approval of the issuance of McLeod Class A Common Stock pursuant to the Merger Agreement.

     The Boards of Directors of the two companies have approved the transaction. The merger is subject to a number of customary conditions, including approval of Splitrock's shareholders and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The companies anticipate the merger will close in the second quarter of 2000.

     Also on January 6, 2000, Splitrock entered into a $115 million secured Revolving Credit Agreement with Citibank USA, Inc. (the "Credit Agreement") (the proceeds of which can be used for general working capital) a $15 million Master Services Agreement with McLeod for Internet dial-access services (the "Master Services Agreement") and a $90 million Letter of Intent to sell bandwidth capacity (the Bandwith Capacity Letter") to McLeod.

     The Credit Agreement will give Splitrock access to $115 million in staggered tranches available through March 31, 2001 on which date all amounts become due and payable. Lenders representing 50% of the commitments under the Credit Agreement could declare the revolving loans immediately due and payable upon a change of control as defined in the agreement. The lenders shall make the following amounts, in U.S. dollars, available to Splitrock from March 1, 2000 through March 31, 2000; from April 1, 2000 through April 30, 2000; from May 1, 2000 through May 31, 2000; from June 1, 2000 through June 30, 2000; and from July 1, 2000 through March 31, 2001, respectively: $20,000,000; $55,000,000;
$85,000,000; $105,000,000; and $115,000,000.  Interest will be charged at
Citibank, N.A.'s Alternative Base Rate (the "CABR") plus 4.00% until July 6, 2000; at CABR plus 4.50% from July 7, 2000 through October 6, 2000 and at CABR plus 5.00% thereafter.

     Splitrock will provide wholesale Internet dial-access services to McLeod over a 2-year term for $15 million under the Master Services Agreement. Payments will not be due until borrowings under the credit agreement are fully utilized, but no later than December 31, 2000.Under the Bandwith Capacity Letter, Splitrock and McLeod will execute a definitive agreement to provide McLeod with DS-3 miles of capacity on Splitrock's fiber network over a twenty year term for total consideration of $90 million. McLeod may terminate the agreement if a change of control occurs at Splitrock. The purchase price will not be payable until borrowings under the credit agreement and payments under the dial access services agreement are fully utilized, but no later than March 31, 2001.

     Additional information concerning the transactions and agreements described above is contained in the press release relating to the Merger Agreement and copies of the Merger Agreement, Form of Stock Option Agreement, Form of Splitrock Voting Agreement and Credit Agreement, all of which are attached hereto as exhibits and hereby incorporated by reference.

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     (c) Exhibits:


Exhibit No.      Description

*2.1             Agreement and Plan of Merger by and among McLeodUSA
                 Incorporated, Southside Acquisition Company and Splitrock
                 Services Inc., dated as of January 6, 2000
99.1             Form of Stock Option Agreement
99.2             Form of Voting Agreement
**99.3           Joint Press Release issued by McLeodUSA Incorporated and
                 Splitrock Services, Inc. on January 7, 2000
99.4             Revolving Credit Agreement by and between Citibank USA, Inc.
                 and Splitrock Services, Inc., dated January 6, 2000

*Previously filed with the Securities and Exchange Commission as Exhibit 2.1 to the Current Report on Form 8-K filed by McLeod USA (File No. 0-2063) on
January 19, 2000.
** Previously filed with the Securities and Exchange Commission as Exhibit 99.1 to the Current Report on Form 8-K filed by McLeod USA (File No. 0-2063) on January 19, 2000.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    SPLITROCK SERVICES, INC.
Dated: January 19, 2000             By: /s/ William R. Wilson, President
                                    and Chief Executive Officer